EXHIBIT 3

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT (the "Agreement") is made and entered into on this 3rd day of October, 2000, between AMERICAN REALTY INVESTORS, INC.,a Nevada corporation ("ARL") and INCOME OPPORTUNITY REALTY INVESTORS, INC., a Nevada corporation ("IOT") (ARL and IOT are sometimes collectively hereinafter referred to as "Purchaser"), on one hand, and GOTHAM PARTNERS, L.P., a New York Limited Partnership ("Gotham Partners"), GOTHAM PARTNERS III, L.P., a New York Limited Partnership ("Gotham III"), and GOTHAM PARTNERS INTERNATIONAL, LTD., a Cayman Island Company ("Gotham International")(GOTHAM PARTNERS,GOTHAM III, and GOTHAM INTERNATIONAL are sometimes collectively hereinafter referred to as "Seller"), on the other hand. The aforementioned entities and individuals are sometimes collectively referred to as the "Parties".

                                    RECITALS

     WHEREAS, in or about June of 2000, the Seller purchased through Morgan Stanley Dean Witter a total of One Million Two Hundred Fifty-Three Thousand Two Hundred (1,253,200) shares of the Common Stock of Transcontinental Realty Investors, Inc.(the "MS Shares"), originally held in the margin accounts for American Realty Trust, Inc. ("ART"), ART Holdings, Inc. and Basic Capital Management, Inc.;

     WHEREAS, during the period from June 1, 2000 to October 2, 2000, Seller also purchased in certain open market transactions a total of Six Hundred Five Thousand Seven Hundred (605,700) shares of Common Stock of Transcontinental Realty Investors, Inc.("Additional Shares") (the MS shares and Additional Shares, totaling One Million Eight Hundred Fifty-Eight Thousand Nine Hundred (1,858,900) shares, are sometimes collectively hereinafter referred to as the "Seller's Shares");

     WHEREAS, as a result of a dispute between the Parties concerning the acquisition of certain of the Seller's Shares by Seller, a lawsuit styled American Realty Trust, Inc., ART Holdings, Inc., and Transcontinental Realty Investors, Inc. vs. Gotham Partners, L.P., Gotham Partners III, L.P., Gotham Partners International, Ltd., Gotham International Advisors, L.L.C., Section H Partners, L.P., Karenina Corporation, DPB Corp., William A. Ackman, David P. Berkowitz and Basic Capital Management, Inc., Case No. CC-00-10463-e, was filed in County Court at Law No. 5, Dallas County, Texas; and


     WHEREAS, Purchaser desires to acquire the exclusive right and option to purchase the Seller's Shares beneficially owned by Seller, and Seller desires to grant Purchaser the exclusive right and option to purchase and to become obligated to sell the Seller's Shares to Purchaser on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, mutual promises, covenants, conditions, obligations, warranties, representations and releases set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1
                     PURCHASE OPTION FOR THE SELLER'S SHARES

     1.01 PURCHASE OPTION. Effective immediately upon the execution of this Agreement by all the Parties, Seller grants to Purchaser and its successors and assigns, the exclusive right to purchase the Seller's Shares beneficially owned by Seller as of October 3, 2000 (the "Option"). The purchase of the Seller's Shares may be made upon the terms and conditions stated in this Agreement.

     1.02 PURCHASE OPTION PRICE. As consideration for the grant of this Option, Purchaser shall pay to Seller the total non-refundable sum of Eight Million Three Hundred Sixty-Five Thousand Fifty and No/100 Dollars ($8,365,050.00) (comprised of $4.50 per share x 1,858,900 shares = $8,365,050.00), payable

     (i) by wire transfer to Seller in the amount of Five Million Five Hundred Seventy-Six Thousand Seven Hundred and No/100 Dollars ($5,576,700.00) (comprised of $3.00 per share x 1,858,900 shares = $5,576,700.00), upon execution of this Agreement; and,

     (ii) by wire transfer to Seller in the amount of Two Million Seven Hundred Eighty-Eight Thousand Three Hundred Fifty and No/100 Dollars ($2,788,350.00) (comprised of $1.50 per share x 1,858,900 shares =
          $2,788,350.00),  on or before  December  15, 2000 (the  "$1.50  Option
          Payment").

          If Purchaser fails to make timely payment of the $1.50 Option Payment, Purchaser shall be obligated to Seller as follows:

          (a) Purchaser shall pay Seller the $1.50 Option Payment with interest due from and including December 16, 2000 until the date of payment. Interest will accrue and be payable on the unpaid balance at the rate of fifteen percent (15%) per annum;

          (b) The Option shall not be exercised by Purchaser until such time as Purchaser has paid to Seller the $1.50 Option Payment with all accrued interest thereon; and,

          (c) In the event the Option is not exercised during the Option Period and the $1.50 Option Payment (plus all accrued interest) has not then been paid, Purchaser shall remain obligated to Seller for the payment of the $1.50 Option Payment, with all accrued interest thereon, which obligation shall survive the termination of this Agreement.

          All amounts due and payable pursuant to this Section 1.02 shall be due and payable without notice.

     1.03 OPTION PERIOD. This Option which is irrevocable and effective immediately, will expire at 5:00 p.m., Central Standard Time, on April 5, 2001 (the "Option Period"). This Option shall remain irrevocable for the Option Period, and may not be exercised prior to January 1, 2001.

     1.04 EXERCISE OF THE OPTION. Purchaser may exercise this Option only on or after January 1, 2001 through the expiration of the Option Period. To exercise this Option, Purchaser shall provide Seller with written notice of its intention to exercise this Option via hand delivery, facsimile, electronic mail, U.S. mail, U.S. mail via certified, first class United States mail, return receipt requested, or other appropriate method, before the expiration of the Option Period. Within three (3) business days after receipt of such notice, Seller must deliver the Seller's Shares to Purchaser in consideration of Purchaser's payment of the Purchase Price (defined herein below) payable in the manner described in
Section 2.03 below,  together with any amounts then due and payable  pursuant to
Section 1.02 (ii) above. If this Option is exercised in accordance with the terms hereof, then any consideration paid to Seller by Purchaser pursuant to
Section 1.02 above shall not apply to the Purchase Price. This Option is exercisable in whole and not in part, and shall expire and shall no longer be exercisable if Purchaser does not deliver such exercise notice prior to the expiration of the Option Period.

     1.05 RETENTION OF CONSIDERATION. If this Option is not exercised during the Option Period, subject to the continuing obligations described in Section 1.02
(ii) (c) above, all sums paid to Seller by Purchaser shall be retained by Seller in consideration of granting of this Option.

     1.06 DISMISSAL OF TEXAS LAWSUIT. Upon the execution of this Agreement by all Parties hereto, the party Plaintiffs shall nonsuit with prejudice all claims asserted in the Texas Lawsuit pursuant to Texas Rule of Civil Procedure 162.

     1.07 POSSESSION. Seller will continue in possession of the Seller's Shares and will not prior to the expiration of the Option Period, transfer, convey, assign, pledge, hypothecate or sell any of the Seller's Shares, or any interest therein.

     1.08 BINDING EFFECT. This Option will be binding on and inure to the benefit of the Parties to it and to their successors and assigns.


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE SELLER'S SHARES

     2.01 SALE OF THE SHARES. If the Option is exercised in accordance with the terms of this Agreement, in consideration of the Purchase Price and upon the terms and subject to the conditions provided for in this Agreement, and in reliance upon the full performance of the covenants, conditions, representations and warranties contained herein, Purchaser hereby agrees to purchase and acquire from Seller, and Seller hereby agrees to sell, transfer, convey and assign to Purchaser the Seller's Shares as of the date of Closing (as defined below), free and clear of any liens, claims or encumbrances granted by Seller.

     2.02 TIME AND PLACE OF CLOSING. The Closing with respect to the exercise of the Option and the purchase of the Shares under this Agreement shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, on the third business day after receipt of the exercise notice as provided for under Section 1.04 above, or on such other date to which the Parties may mutually agree (the "Closing").

     2.03 DELIVERY OF THE SHARES. Upon the exercise of this Option, Seller shall deposit the Seller's Shares into the Depository Trust Corporation ("DTC") for transfer at the Closing to Purchaser's account(s) so as to deliver the Seller's Shares against payment of the Purchase Price and all amounts due pursuant to
Section 1.02 (ii) above.

     2.04 PURCHASE PRICE AND PAYMENT. The Purchase Price for the Seller's Shares shall be payable at the Closing by Purchaser's wire transfer to Seller of Twenty-Two Million Three Hundred Six Thousand Eight Hundred and No/100 Dollars ($22,306,800.00) (comprised of $12.00 per share x 1,858,900 shares =
$22,306,800.00) (the "Purchase Price"). Any consideration paid to Seller by Purchaser pursuant to Section 1.02 above shall not constitute part of the Purchase Price.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     3.01 MAKING OF REPRESENTATIONS AND WARRANTIES. In order to induce Purchaser to purchase the Seller's Shares, Seller makes the following representations and warranties which shall be true, correct and complete in all respects as of the date hereof and shall be true, correct and complete in all respects as of the Closing.

     3.02 TITLE TO THE SELLER'S SHARES. The Seller's Shares are owned beneficially by Seller. Seller possesses full authority and legal right to sell, transfer and assign the legal and beneficial ownership of the Seller's Shares to Purchaser, free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trusts, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature granted by Seller to any person, except Gotham International Advisors, L.L.C. Upon transfer of the Seller's Shares at the Closing, Purchaser will own the sole and exclusive interest in the Seller's Shares free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trust, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature granted by Seller to any person.

     3.03 ENFORCEABILITY OF AGREEMENT. Seller has all requisite power, authority and capacity to enter into this Agreement and to perform Seller's respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, any material agreement or other instrument to which Seller is a party, or under any law, regulation, judgment or order binding upon Seller, or result in the creation of any lien, charge or encumbrance against the Seller's Shares.

     3.04 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No representation or warranty made by Seller in this Agreement, contains or will at Closing, contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make such representation or warranty not misleading, in light of the circumstances in which it was made.

     3.05 CONSENTS AND GOVERNMENTAL APPROVALS. No consent of any third party or consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of Seller in connection with the execution, delivery and performance by Seller of this Agreement, and any other agreements or instruments executed by Seller in connection herewith or therewith, except for filings required to be made with the U. S. Securities and Exchange Commission or any other regulatory body.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     4.01 MAKING OF REPRESENTATIONS AND WARRANTIES. In order to induce Seller to sell the Seller's Shares, Purchaser makes the following representations and warranties which shall be true, correct and complete in all respects as of the date hereof and shall be true, correct and complete in all respects as of the Closing.

     4.02 INVESTMENT REPRESENTATION. Purchaser is acquiring the Option and the Seller's Shares for Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

     4.03 ENFORCEABILITY OF AGREEMENT. Purchaser has all requisite power, authority and capacity to enter into this Agreement and to perform Purchaser's respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, any material agreement or other instrument to which Purchaser is a party, or under any law, regulation, judgment or order binding upon Purchaser.

     4.04 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No representation or warranty made by Purchaser in this Agreement, contains or will at Closing, contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make such representation or warranty not misleading, in light of the circumstances in which it was made.

     4.05 CONSENTS AND GOVERNMENTAL APPROVALS. No consent of any third party or consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, and any other agreements or instruments executed by Purchaser in connection herewith or therewith.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

     5.01 CONDITIONS TO PURCHASER CLOSING. The obligation of Purchaser to purchase Seller's Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties made by Seller in this Agreement shall have been true when made and shall be true on the date of this Closing as though such representations and warranties were made on and as of such date;

         (b) Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller on or before the date of the Closing; and

         (c) Upon the exercise of this Option, Seller shall deposit the Seller's Shares into DTC for transfer at the Closing to Purchaser's account(s) so as to deliver the Seller's Shares against payment of the Purchase Price and all amounts due pursuant to Section 1.02 (ii) above.

     5.02 CONDITIONS TO SELLER CLOSING. The obligations of Seller to sell the Seller's Shares is subject to the fulfillment, prior to or at the Closing of each of the following conditions:

     (a) The representations and warranties made by Purchaser in this Agreement shall have been true when made and shall be true on the date of the Closing as though such representations and warranties were made on and as of such date;

     (b) Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or before the date of the Closing; and

     (c) Purchaser delivering to Seller the Purchase Price, together with all amounts due pursuant to Section 1.02 (ii) above.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.01 STANDSTILL BY SELLER. Upon the execution of this Agreement and continuing for a period of two (2) years from the date hereof, so long as Purchaser is in compliance with the terms and conditions set forth herein, Seller shall agree not to purchase, directly or indirectly, through their owners, officers, directors, shareholders, and general partners, employees, agents and representatives, any security issued by ARL, Transcontinental Realty Investors, Inc. and Income Opportunity Realty Investors, Inc. The standstill set forth in this Section 6.01 shall terminate and shall be of no further force or effect before the end of the two-year period referred to above if Purchaser does not deliver the $1.50 Option Payment on or before December 15, 2000; does not exercise the Option in accordance with Section 1.04 above; fails to pay the Purchase Price when due; or, otherwise breaches any of its obligations under this Agreement.

     6.02 ISSUANCE OF REVOCABLE PROXY BY THE SELLER. Upon the execution of this Agreement and continuing through the Option Period, Seller agrees to execute and deliver upon the execution of this Agreement its proxy for the Seller's Shares in favor of Purchaser to attend the Annual Shareholders' Meeting of Transcontinental Realty Investors, Inc. to be held at 1800 Valley View Lane, Suite 300, Dallas, Texas, on or before October 19, 2000 at 11:00 a.m. (CST), and any continuation or adjournment of that Shareholders' Meeting to act on behalf of Seller and to represent, vote, execute consents and otherwise to act for Seller only in approving proposal one (to elect five Directors); proposal two (to approve the Director Stock Option Plan); proposal three (to approve the 2000 Stock Option Plan); and, proposal four (to approve an amendment to the Articles of Incorporation to increase the number of authorized shares of common and preferred stock); all as more fully set forth in the Proxy Statement for such Annual Meeting attached hereto as Exhibit "A" and made a part hereof (the "Proxy Statement"). The proxy shall be in the form attached hereto as Exhibit "B". Such proxy shall be for no other or additional matters and shall be limited to proposals one through four as described in the Proxy Statements, without taking into account any amendments or supplements thereto.

     6.03 NOTICES. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any party shall be in writing and shall be delivered via hand delivery, facsimile, electronic mail, U.S. mail, U.S. mail via certified, first class U.S. mail, return receipt requested or other appropriate method, to the addresses reflected below, or to such other address or person as any party may designate by written notice to the other:

                           "PURCHASER"

If to:                     American Realty Investors, Inc.
                           Suite 300
                           1800 Valley View Lane
                           Dallas, Texas 75234
                           Attention: Karl L. Blaha, President
                           Telephone No.: (469)522-4200

If to:                     Income Opportunity Realty Investors, Inc.
                           Suite 300
                           1800 Valley View Lane
                           Dallas, Texas 75234
                           Attention: Karl L. Blaha, President
                           Telephone No.: (469)522-4200

With a Copy to:            Basic Capital Management, Inc.
                           Suite 300
                           1800 Valley View Lane
                           Dallas, Texas 75234
                           Attention: Robert A. Waldman, General Counsel
                           Telephone No.: (469)522-4200

With a Copy to:            Basic Capital Management, Inc.
                           Suite 300
                           1800 Valley View Lane
                           Dallas, Texas 75234
                           Attention: Ken F. Nye, Corporate Counsel
                           Telephone No.: (469)522-4200

With a Copy to:            Friedman, Driegert & Hsueh, L.L.C.
                           Attorneys at Law
                           8117 Preston Road
                           570 Preston Commons West
                           Dallas, Texas 75225
                           Attention: Lawrence J. Friedman, Esq.
                           Telephone No.: (972)788-1400


                           "SELLER"

If to:                     Gotham Partners, L.P.
                           110 East 42nd Street, 18th Floor
                           New York, New York 10017
                           Attention: William A. Ackman
                           Telephone No.: (212)286-0300

If to:                     Gotham Partners III, L.P.
                           110 East 42nd Street, 18th Floor
                           New York, New York 10017
                           Attention: William A. Ackman
                           Telephone No.: (212)286-0300

If to:                     Gotham Partners International, LTD.
                           110 East 42nd Street, 18th Floor
                           New York, New York 10017
                           Attention: William A. Ackman
                           Telephone No.: (212)286-0300

With a Copy to:            Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Attention: Stephen Fraidin, Esq.
                           Telephone No.: (212)859-8140

     6.04 TERMINATION.

     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

          (i)  By mutual written consent signed by Seller and Purchaser; or

          (ii) By Purchaser, after April 5, 2001, if any condition to its obligations as set forth in this Agreement have not been met and have not been waived; or (iii) By Seller, after April 5, 2001, if any condition to its obligations as set forth in this Agreement have not been met and have not been waived.

     (b) In the event of the termination of this Agreement pursuant to the provisions hereof, this Agreement shall immediately become void and have no effect, without any liability on the part of any party hereto, and all expenses related hereto shall be borne by the party incurring them.

     6.05 RELIANCE ON COUNSEL. The Parties agree that no representations have been made by either party or their respective attorneys on their behalf, inducing the making of this Agreement, other than as set forth herein, and the Parties rely entirely upon their own judgment and the advice of their representative attorneys in making this Agreement.

     6.06 COMPLIANCE WITH LAWS. Each of the Parties hereto shall be solely responsible for being in compliance with all applicable statutes, rules, and regulations promulgated by any federal or state governmental authority in connection with the execution, delivery and performance of this Agreement.

     6.07 EXPENSES. Whether or not this Agreement is consummated, each of the Parties hereto shall bear their own expenses in connection with due diligence, execution, delivery and performance of this Agreement, including without limitation, all fees and expenses of its agents, representatives and counsel.

     6.08 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall expressly survive the Closing of this Agreement.

     6.09 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, and all other documents executed contemporaneously herewith and therewith, constitutes the entire contract and understanding between the Parties, hereto and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties hereto. This Agreement and the rights and obligations hereunder shall not be assignable. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties hereto, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may be amended only in writing signed by the Parties.

     6.10 APPLICABLE LAW AND VENUE. This Agreement shall be deemed to have been made, and is to be performed in New York County, New York, and shall be governed by and conditioned in accordance with the laws of the State of New York. Courts within the State of New York shall have jurisdiction over all disputes whether in law or in equity between the Parties to this Agreement, with respect to this Agreement. Venue of any such dispute, whether in Federal or State Court, shall be solely and exclusively in New York County, New York.

     6.11 SEVERABILITY. Should any phrase, clause, sentence or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and such part of this Agreement will be deemed to have been stricken from the Agreement and the remainder will have the same force and effect as if such part or parts had never been included herein.

     6.12 MUTUAL COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.13 FURTHER ASSURANCES. Upon the request of either of the Parties hereto at any time and without further consideration, each of the Parties agrees to execute and deliver such additional instruments of transfer and to take such other action as reasonably may be required in the interests of Seller and Purchaser, as contemplated herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                           PURCHASER :


                                           AMERICAN REALTY INVESTORS, INC.
                                           a Nevada corporation

Date:  10/2/00                             By: /s/ Karl L. Blaha
      ---------                                -----------------------------
                                               Karl L. Blaha, President





STATE OF TEXAS       ss.
                     ss.
COUNTY OF DALLAS     ss.

     Before me, a Notary Public, on this day personally appeared Karl L. Blaha, known to me to be the person whose name is subscribed to the Stock Option Agreement, dated October 3, 2000, and known to me to be the President of American Realty Investors, Inc., a Nevada corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said Corporation. Given under my hand and seal of office on this 2nd day of October, 2000.


SEAL                                       /s/ Marty Stephens
                                           ----------------------------------
                                           Notary Public, State of Texas

[Notarial Seal]

                                           INCOME OPPORTUNITY REALTY
                                           INVESTORS, INC.,
                                             a Texas corporation


Date:  10/2/00                             By: /s/ Karl L. Blaha
      ---------                                -----------------------------
                                               Karl L. Blaha, President

STATE OF TEXAS       ss.
                     ss.
COUNTY OF DALLAS     ss.

     Before me, a Notary Public, on this day personally appeared Karl L. Blaha, known to me to be the person whose name is subscribed to the Stock Option Agreement dated October 3, 2000, and known to me to be the President of Income Opportunity Realty Investors, Inc., a Texas corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said Corporation. Given under my hand and seal of office on this 2nd day of October, 2000.


SEAL                                       /s/ Marty Stephens
                                           ----------------------------------
                                           Notary Public, State of Texas



[Notarial Seal]                            SELLER:

                                           GOTHAM PARTNERS, L.P.,
                                           a New York Limited Partnership

                                           By: Section H Partners, L. P.,
                                               its general partner

                                           By: Karenina Corporation,
                                               a general partner of Section H
                                               Partners, L.P.

Date 10/3/00                               By: /s/ William A. Ackman
     --------                                 --------------------------------
                                               Pres
                                               ----, -------------------------




STATE OF NEW YORK    ss.
                     ss.
COUNTY OF NEW YORK   ss.

     On the 3rd day of October, 2000, before me, personally came William A. Ackman, to me known, who, being by me duly sworn, did depose and say that he is a President of Karenina Corporation, a general partner of Section H Partners, L.P., the general partner of Gotham Partners, L.P. described in and which executed the Stock Option Agreement, dated, October 3, 2000; and that he signed his name thereto by authority of said corporation.


SEAL                                       /s/ David S. Klafter
                                           ----------------------------------
                                           Notary Public, State of New York


                                           [Notarial Seal]

                                           GOTHAM PARTNERS III, L.P.,
                                           a New York Limited Partnership

                                           By: Section H Partners, L. P.,
                                               its general partner

                                           By: Karenina Corporation,
                                               a general partner of Section H
                                               Partners, L.P.

Date 10/3/00                               By: /s/ William A. Ackman
     -------                                   -------------------------------
                                               Pres
                                               ----, -------------------------



STATE OF NEW YORK    ss.
                     ss.
COUNTY OF NEW YORK   ss.

     On the 3rd day of October, 2000, before me, personally came William A. Ackman, to me known, who, being by me duly sworn, did depose and say that he is the a President of Karenina Corporation, a general partner of Section H Partners, L.P., the general partner Gotham Partners III, L.P., described in and which executed the Stock Option Agreement, dated, October 3, 2000; and that he signed his name thereto by authority of said corporation.


SEAL                                   /s/ David S. Klafter
                                       --------------------------------------
                                       Notary Public, State of New York

                                       [Notarial Seal]


                                       GOTHAM PARTNERS INTERNATIONAL, LTD.,
                                       a Cayman Island Company

                                       By: Gotham International Advisors, L.L.C.

Date 10/3/00                           By: /s/ William A. Ackman
     -------                               ------------------------------------
                                           Sr Managing Member
                                           ------------------, ----------------





STATE OF NEW YORK    ss.
                     ss.
COUNTY OF NEW YORK   ss.

     On the 3rd day of October, 2000, before me, personally came William A. Ackman, to me known, who, being by me duly sworn, did depose and say that he is the a Sen. Man. Member of Gotham International Advisors, L.L.C., the agent of Gotham Partners International, LTD., described in and which executed the Stock Option Agreement, dated, October 3, 2000; and that he signed his name thereto by authority of said limited liability company.


SEAL                                    /s/ David S. Klafter
                                        -------------------------------------
                                        Notary Public, State of New York

                                        [Notarial Seal]

                                   EXHIBIT "A"


     [See the Definitive Proxy Statement filed by Transcontinental Realty Investors, Inc. on September 12, 2000]

                                   EXHIBIT "B"


     [See the Revocable Proxies filed as Exhibits 4, 5 and 6 to this Amendment #2 to Schedule 13D]